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                                                               EXHIBIT 10.15

                               SUBLEASE AGREEMENT
                                    BETWEEN
                          MIDAMERICAN CAPITAL COMPANY
                                      AND
                           INTERCOAST ENERGY COMPANY


     This Sublease Agreement (the "Sublease") is entered into this ____ day of July 1996, by and between MidAmerican Capital Company ("MCC") and InterCoast Energy Company ("ICE").

                                    Recitals
                                    --------

     1. MCC is a party to sublease agreements dated July 1, 1995 with MidAmerican Energy Company (the "MEC Sublease") pursuant to which it subleases certain office space on the 7th and 26th Floors of the Ruan Center in Des Moines, Iowa (the "Subleased Space"). MidAmerican Energy Company subleases the space on the 7th floor from Bankers Trust Company pursuant to a sublease dated May 25, 1995 and Bankers Trust Company leases the 7th floor space from Ruan Center Corporation pursuant to a lease originally dated February 1, 1979, as amended; and MidAmerican Energy Company leases the 26th floor space from Ruan Center Corporation pursuant to a lease originally dated December 31, 1975, as amended (collectively referred to herein as the "Underlying Leases")

     2. ICE is currently a wholly owned subsidiary of MCC and it or its wholly owned subsidiaries currently occupy a portion of the Subleased Space. ICE is currently intending an initial public offering of its common stock (the "IPO") which upon the date of the closing of such IPO (the "Closing Date") would result in MCC owning less than 50% of the common stock of ICE.

     3. On the Closing Date, ICE desires to continue to use a portion of the Subleased Space and MCC, subject to the terms and conditions herein, desires to allow ICE to continue to use a portion of the Subleased Space.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, MCC and ICE agree as follows:


1.  Premises. MCC subleases to ICE, and ICE sublets from MCC the allocable
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portion of the Subleased Space, which ICE currently occupies and uses or as agreed to by MCC and ICE from time to time (the "Allocable Space") together with rights of access to and from such

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Allocable Space through common space in the Subleased Space. As between ICE and
MCC, all leasehold improvements made to the Subleased Space prior to the commencement of the term of this Sublease shall continue to be MCCs.

2.  Term. The term of this Sublease shall commence on the Closing Date and
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shall terminate the earlier of (a) the termination of MEC Sublease or (b) upon
90 days prior written notice by ICE to MCC that it no longer desires to use the Allocable Space or by MCC to ICE that ICE may no longer use the Allocable Space, provided neither party shall give such notice to the other party prior to September 30, 1996.

3.  Rent and Other Payments.  For use of the Allocable Space, ICE shall pay MCC
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for the use of the Allocable Space a pro rata amount of the monthly rental payment and other monthly payments and charges (including but not limited to utilities, parking, operation and maintenance expenses and the monthly amortization of leasehold improvements) made or incurred by MCC for the Subleased Space based upon the percentage of Allocable Space to Subleased Space and with respect to the space on the 7th Floor, based upon the historical practice of the parties. MCC shall invoice ICE by the 25th day of the calendar month for the following months payment. ICE shall pay MCC by the 1st business day of the following calendar month. If, in order to furnish such bills within the time specified, it shall be necessary to use estimates of any items, such estimates shall be used and the necessary corrections shall be made at the earliest practicable time. If such bills are not timely paid, any amounts payable hereunder will bear interest from the date due at 1% in excess of the prime rate published in The Wall Street Journal on the date such payment became
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past due.

4.  Indemnity, Insurance and Waiver of Subrogation.  MCC and ICE hereby agree to
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indemnify, defend, and hold each other harmless from any and all liabilities, losses, damages, claims and expenses, including reasonable attorneys fees, arising from any act, omission, or negligence of the other party, including its respective officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors in or about the Subleased Space. ICE shall maintain premises liability insurance reasonably acceptable to MCC during the term of this Sublease. ICE shall also maintain during the term of this Sublease adequate property insurance covering its property, fixtures and improvements on
the Allocable Space.   Both parties, to the extent insurance is in effect, shall
first seek recovery from any insurance in its favor before making any claim against the other party for recovery for loss, damage, or injury resulting from any event or casualty. To the extent that such insurance is in force and collectable, and to the extent permitted by law, MCC and ICE each hereby release and waive all right of recovery against the other or by anyone claiming through or under each of them by way of subrogation or otherwise for any such loss, damage, or injury which is covered by insurance.

5.  Compliance with MEC Sublease and the Underlying Leases.  MCC has provided
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ICE with a copy of the MEC Sublease and the Underlying Leases and ICE acknowledges receipt thereof. This Sublease is subject to obtaining the necessary consents from the landlords, if any. This Sublease is subject to all terms of the MEC Sublease and the Underlying Leases as they

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apply to the Allocable Space with the same force and effect except as specifically provided herein. All of the terms with which MCC is bound to comply under the MEC Sublease and the Underlying Leases shall, to the extent they apply to the Allocable Space and except as otherwise provided herein, be binding upon and between ICE and MCC. ICE agrees not to take any action or fail to take any action in connection with its use of the Allocable Space a result of which would be MCC's violation of any of the terms and conditions of the MEC Sublease or the Underlying Leases, the provisions of which are hereby incorporated by reference. ICE acknowledges and agrees that MCC has the right to modify or otherwise amend the MEC Sublease without the consent of ICE.

6.  Notices.  All notices and other communications shall be considered given if
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delivered personally, or by facsimile (receipt of which is confirmed by the party receiving such facsimile), or sent by registered mail, postage prepaid, to the addresses set forth below, or to such other address as either party may from time to time designate as to itself by like notice.

7.  Governing Law.  This Sublease shall be governed by the laws of the State of
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Iowa, without giving effect to the principles of the conflict of laws thereof.

8.  Amendment.  This Sublease may be amended or supplemented at any time
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provided that any such amendment or supplement shall be made in writing and signed by each of the parties hereto.

9.  Assignment.  ICE may not assign this Sublease and the rights, duties,
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obligations and privileges hereunder with the prior written consent of MCC.

10.  Entire Agreement.  This Sublease constitutes the entire agreement between
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the parties relating to the subject matter hereof.

11.  Counterparts.  This Sublease may be executed in any number of counterparts,
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each of which shall be deemed to be an original but all which together will constitute but one agreement.

12.  Section Headings.  The section headings contained herein are for
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convenience only and shall not affect in any way the interpretation of any of the provisions contained herein.

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     IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

MIDAMERICAN CAPITAL COMPANY

By:  ___________________________________
Title:  ________________________________
Address:  666 Grand Avenue
          P. O. Box 657
          Des Moines, Iowa 50303-0657


INTERCOAST ENERGY COMPANY



By:  ___________________________________
Title:  ________________________________
Address:  666 Grand Avenue
          P. O. Box 657
          Des Moines, Iowa 50303-0657




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